Exhibit 10.5


          November 15, 1999


          American Electromedics Corp.
          13 Columbia Drive, Suite 5
          Amherst, NH  03031


          Gentleman:

          This letter sets forth the terms and conditions of the agreement relating to the purchase by Concord Effekten AG (the "purchaser") from American Electromedica Corp., a Delaware Corporation (the "Corporation"), of 1,333,333 shares (the "Shares") of common stock, par value $.10 per share of the Corporation.

          The Purchaser hereby purchases from the Corporation, and the Corporation hereby sells to the Purchaser, the Shares at a price of $.75 per Share, or an aggregate purchase price of $1,000,000 (the "Purchase Price"), subject to the terms and conditions herein. The Purchaser is hererby delivering a wire transfer to the Corporation for the Purchase Price, payment to be received by November 18, 1999, and upon receipt thereof the Corporation is delivering to the Purchaser a certificate representing the Shares.


          2. The Purchaser represents and warrants to the Corporation that:
               2.1 The purchaser is aware that the Share have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), is aware of the restrictions on sale or transfer thereunder, and acknowledges that an appropriate restrictive legend will be set forth on, and a stop transfer order will be placed against, the certificate evidencing the Shares to be issued to the Purchaser.
                    However, the Corporation agrees that it shall include the Shares in a pre-effective amendment to the registration statement filed by the Corporation on Form SB-2 on March 31,
                    1999 (File No. 333-75399).

               2.2 The Purchaser has received and reviewed the Corporation s Form 10-KSB for the fiscal year ended July 31, 1999 and Preliminary Proxy Statement for the 1999 Annual Meeting of Stockholders, and has had the opportunity to discuss the business, affairs and financial prospects of the Corporation with management of the Corporation and has made an informed decision regarding the purchase of the Shares.

               2.3 The Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

               2.4 The Purchaser acknowledges that an investment in the Corporation is highly speculative, that such investment is consistent with his investment objectives and income prospects, and that he has adequate means for providing for his current financial needs, has no need for liquidity in the investment herein, and is able to bear the risk of loss of his entire investment in the Shares.

          3. The Corporation represents and warrants to the Purchaser that:

              3.1   The Corporation is a corporation duly
                    organized, validly existing and in good
                    standing under the laws of the State of
                    Delaware. The authorized capital stock of the Corporation is 20,000,000 shares of Common Stock, of which 10,630,955 are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value, of which 2,400 shares of Series A Preferred Stock and 1,170 shares of Series B Preferred Stock are issued and outstanding. Shares of Common Stock are reserved for stock options and warrants and conversion of the Series A and Series B Preferred Stock.

               3.2  The Corporation has the full power and
                    authority to enter into this Agreement and to sell the Shares, and that the Corporation s execution, delivery and performance under this Agreement has been duly authorized by all necessary action.

               3.3 The Shares has been duly authorized, and upon receipt of the Purchase Price will be fully paid and nonassessable.

               3.4 The Corporation will be able to remove all outstanding convertible preferred stock within 3 business days of receipt of the Purchase Price.

               3.5 The Corporation will send the Purchaser a copy of the certificate representing the Shares issued to the Purchaser by November
                    18, 1999.

               3.6 The Corporation is not aware of any reason that would cause a significant delay in the filing and acceptance by the SEC of the pre-effective amendment to the registration statement on Form SB-2, discussed in Section
                    2.1 of this agreement.

          4. This letter sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.
               In the event any provision of this letter is invalid or unenforceable, the remainder of this letter shall be construed without taking into effect such invalid or unenforceable provisions. This letter shall be governed by the laws of the State of Delaware.

          Please signify your agreement to the foregoing by executing, faxing and returning the original of this letter.


                         Very truly yours,

                         CONCORD EFFEKTEN AG


                         By: /s/ Illegible
                            ----------------------

                         Name: Illegible
                              --------------------

                         Nibelungenplatz 3
                         60318 Frankfurt am Main
                         Germany

          Agreed to this 17th
          day of November, 1999

          AMERICAN ELECTROMEDICS CORP.


          By: /s/ Michael T. Pieniazek
             -----------------------------------
                Michael T. Pieniazek, President